Exhibit 10.1

Agreement on Transfer of Creditor’s Rights

by and between

Tianjin AnGaoMeng Construction Development Co., Ltd.

and

Huanong Yijia (Beijing) Science & Technology Development Co., Ltd.

Party A： Tianjin AnGaoMeng Construction Development Co., Ltd.

Registered Address: Tianjin, China

Unified Social Credit Code: 91440300358733495T

Address: Floor 3, Shuili Tower, Fuzhou Road, Tanggu District, Binhai New Area, Tianjin

Party B： Huanong Yijia (Beijing) Science and Technology Development Co., Ltd.

Address: 1101- A 80, Floor 11, Unit 1, Building 3, 6 East Road of Automobile Museum, Fengtai District, Beijing (Park)

Whereas:

1. On January 16, 2020, Party A and Li Bo, Ruan Shenghua and Zheng Yongsheng entered into an Equity Transfer Agreement,, which stipulates that Li Bo, Ruan Shenghua and Zheng Yongsheng shall transfer to Party A 100% of the equity of Yushu Kingo City Real Estate Development Co., Ltd. ("Kingo City Company") located in Yushu, Jilin Province, China;

2. On April 6, 2021, Party A t and Li Bo, Ruan Shenghua and Zheng Yongsheng entered into a Supplemental Agreement of the Equity Transfer Agreement, which confirmed that Party A has made an advance payment in the amount of US$4,937,663.72 to Li Bo, Ruan Shenghua and Zheng Yongsheng as consideration for the equity transfer; however, if Party A chose not to acauire Kingo City Company prior to October 31, 2021, Li Bo, Ruan Shenghua and Zheng Yongsheng shall return the advance payment of US$4,937,663.72 and make an additional payment equaling 10% of the total amount of advance payment to Party A; furthermore, if Li Bo, Ruan Shenghua and Zheng Yongsheng fail to return 100% of the advance payment to Party A, Li Bo, Ruan Shenghua and Zheng Yongsheng shall transfer titles of real properties under Yushu Kingo City project to Party A. The real estate price will be calculated at 80% of the market price.

3. Since Kingo City Company’s construction project failed to pass the completion acceptance check as agreed prior to June 30, 2021, and the audit work related to the above transaction also failed to be completed in time, on October 4, 2021, Party A has notified Li Bo, Ruan Shenghua and Zheng Yongsheng in writing to terminate the acquisition of the equity of Kingo City Company. Party A also demands that Li Bo, Ruan Shenghua Zheng Yongsheng return the advance payment of US$4,937,663.72 and pay the additional 10% of the total advance payment to Party A. If Li Bo, Ruan Shenghua and Zheng Yongsheng fail to return the above advance payment, they can offset Party A with the real estate under Kingo City as agreed;

4. Party B has carefully read and understood all the terms and contents of the above Equity Transfer Agreement and Supplemental Agreement of the Equity Transfer Agreement, and agrees to transfer all rights agreed upon under the above agreements to Party A's benefit.

After an amicable negotiation, Party A and Party B hereby agree as the following:

1. Party A will transfer to Party Bany rights in which Li Bo, Ruan Shenghua and Zheng Yongsheng are beneficiaries based on the above Equity Transfer Agreement and Supplemental Agreement of the Equity Transfer Agreement. Such rights include but are not limited to, demand of Li Bo, Ruan Shenghua and Zheng Yongsheng to return the advance payment of US$4,937,663.72 as agreed and pay the additional 10% of the total advance payment; If Li Bo, Ruan Shenghua and Zheng Yongsheng fail to return the above advance payment, they can offset the above advance payment and the additional 10% with the real estate under Yushu Kingo City. Upon the execution of this Agreement, Party B shall have all the aforesaid rights, and Party A's rights and obligations hereunder shall be deemed fully performed. Hereafter, any performance and disposal of such rights between and among Li Bo, Ruan Shenghua, Zheng Yongsheng or Kingo City Company and Party B, including but not limited to cash payment to Party B, any compensation and offset with real estate assets, any negotiation change on such rights, or any transfer of all or part of such rights to any other third parties by Party B, shall be deemed as terminated with Party A.

2. Party B agrees and promises to make payment to Party A in the amount of US$5,000,000 in cash as consideration for the assignment of the above rights. Party B shall make a payment of US$2,500,000 to Party A or a designated third-party by Party A in writing prior to December 31, 2021, and make a payment of the remaining US$2,500,000 to Party A or a designated third-party by Party A in writing prior to June 30, 2022.

3．If Party B delays payment of transfer of rights at any to Party A or the designated third-party , Party B shall pay Party A the penalty for delayed performance at the rate of 4 times of the loan prime rate (LPR) published by the National Inter-Bank Lending Center of China during the corresponding period.

4. The establishment, effectiveness and contents of this Agreement shall be governed by Chinese laws. In case of any dispute arising from this Agreement, either party may bring an action to the court. Courts in Chaoyang District, Beijing, China, where this Agreement is signed, shall have jurisdiction over the matter.

5. Any supplement, amendment, annotation or appendix to this Agreement signed in writing by both parties shall be incorporated by reference under this Agreement and have the same legal effect as this Agreement.

6．This Agreement shall be duly signed and sealed by the authorized representatives of each party and shall come into force from the date of signing and sealing by each party.

7. This agreement is made in duplicate, one for each party, with the same legal effect.

(Signatures follow on next page)

Party A： Tianjin AnGaoMeng Construction Development Co., Ltd.

/s/ Tang Wenjie

Authorized Representative: Tang Wenjie

Title: CEO and Director

Date: October 20, 2021

Party B： Huanong Yijia (Beijing) Science and Technology Development Co., Ltd.

/s/ Song Hui

Authorized Representative: Song Hui

Title: General Manager

Date: October 20, 2021